PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398
DEL MAR HEIGHTS LAS VEGAS ORANGE COUNTY PHOENIX SAN DIEGO SILICON VALLEY

June 9, 2021

AXIM Biotechnologies, Inc.

6169 Cornerstone Court, E. Suite 114

San Diego, CA 92121

Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to AXIM Biotechnologies, Inc., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the resale of up to 13,740,038 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable pursuant to the terms and conditions of an Equity Purchase Agreement dated May 14, 2021 (the “Equity Purchase Agreement”) by and between the Company and Cross & Company, a Nevada corporation, to be offered on an immediate, continuous or delayed basis by the Company pursuant to provisions of Rule 415 under the Act.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the resale of the Shares.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles of Incorporation”); (c) the Company’s Bylaws, as amended and restated and in effect on the date hereof (the “Bylaws”); (d) the Equity Purchase Agreement, including all exhibits thereto; (e) certain records of the Company’s corporate proceedings as reflected in its minute books; and (f) such statutes, records and other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that, when (A) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action, in conformity with the Company’s Articles of Incorporation and Bylaws, to approve the issuance of the Shares, the terms of the offering thereof and related matters, and (B) such Shares have been issued and delivered in accordance with the terms of the Equity Purchase Agreement against payment therefor as provided therein (which shall not be less than par value of the Shares), such Shares will be validly issued, fully paid and nonassessable.

Axim Biotechnologies, Inc.

June 9, 2021

We do not express any opinion herein concerning any law other than Title 7, Chapter 78 of the Nevada Revised Statutes, as in effect on the date hereof, and we express no opinion with respect to the applicability of the laws of any other jurisdiction or any other laws of the State of Nevada, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP